EXHIBIT 99

February 6, 2023

Cummins Reports Strong Fourth Quarter and Full Year 2022 Results

•Fourth quarter revenues of $7.8 billion; GAAP1 Net Income of $631 million
•EBITDA in the fourth quarter was 14.2 percent of sales; Diluted EPS of $4.43
•Fourth quarter results reflect:
◦$52 million, or $0.36 per diluted share, of favorable discrete tax items.
◦$27 million, or $0.15 per diluted share, of costs related to the integration of Meritor.
◦$19 million, or $0.11 per diluted share, of costs related to the separation of the Filtration business.
•Excluding the Meritor business and related integration costs and Filtration separation costs, EBITDA in the fourth quarter was 16.1 percent of sales, exceeding our guidance
•Full year revenues of $28.1 billion; GAAP1 Net Income of $2.2 billion
•EBITDA for the full year was 13.5 percent of sales; Diluted EPS of $15.12
•The company expects full year 2023 revenues to be up 12 to 17 percent, EBITDA expected to be in the range of 14.5 to 15.2 percent.

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported fourth quarter and full year 2022 results.

Revenues for the fourth quarter were $7.8 billion. Excluding Meritor, Inc., the acquisition of which was completed on August 3, 2022, revenues were $6.6 billion, 13 percent higher than the same quarter in 2021. Excluding Meritor, sales in North America increased 25 percent and international revenues decreased 1 percent compared to fourth quarter 2021, as strong demand across all global markets were offset by a market slowdown in China, as well as Russia, where operations have been suspended indefinitely.

Net income attributable to Cummins in the fourth quarter was $631 million, or $4.43 per diluted share. The tax rate in the fourth quarter was 17.2 percent including $52 million, or $0.36 per diluted share, of favorable discrete tax items. Excluding the Meritor business and related integration costs, net income for the quarter was $644 million, or $4.52 per diluted share, compared to $394 million, or $2.73 per diluted share, in 2021. Fourth quarter results also include $0.11 per diluted share of costs related to the separation of the Filtration business.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the fourth quarter was $1.1 billion, or 14.2 percent of sales. Excluding the Meritor business and related integration costs, as well as $19 million of costs related to the separation of the Filtration business, EBITDA was 16.1 percent of sales, compared to 12.1 percent of sales a year ago.

Fourth quarter results for the company included a full three months of Meritor. Meritor results within the quarter include $1.2 billion in revenue and EBITDA of $60 million. Fourth quarter results also include $27 million of integration related costs. EBITDA for Meritor operations, excluding the integration costs, was $87 million in the quarter, or 7.5 percent of sales.

“In 2022, Cummins continued to advance its Destination Zero growth strategy through the acquisitions of Jacobs Vehicles Systems, Meritor and the Siemens Commercial Vehicles business. The innovative talent, technology and capabilities these acquisitions bring will position Cummins for success as the industry decarbonizes,” said President and CEO Jennifer Rumsey. “We delivered strong profitability in the fourth quarter and achieved record full year revenues, EBITDA and EPS last year. I want to thank all our employees for helping us navigate a difficult supply chain environment and making 2022 a successful year.”

Revenues for the full year were $28.1 billion. Excluding Meritor, revenues were $26.2 billion, 9 percent higher than 2021. Sales in North America increased 18 percent and international revenues decreased 2 percent compared to 2021, as strong demand across all global markets was partially offset by a market slowdown in China, as well as Russia, where operations have been suspended indefinitely.

Net income attributable to Cummins for the full year was $2.2 billion, or $15.12 per diluted share. The tax rate in 2022 was 22.6 percent with a net zero impact from discrete tax items. Excluding the Meritor business and related acquisition costs, integration costs and purchase accounting impacts, net income for 2022 was $15.67 per diluted share, compared to $14.61 per diluted share in 2021. Full year results also include $0.72 per diluted share of costs related to the indefinite suspension of operations in Russia and $0.45 per diluted share for the separation of the Filtration business.

EBITDA in 2022 was $3.8 billion, or 13.5 percent of sales. Excluding the Meritor business and related acquisition costs, integration costs and purchase accounting impacts, as well as $111 million of costs related to the Russia suspension of operations and $81 million of costs for the separation of the Filtration business, EBITDA was $4.0 billion, or 15.1 percent of sales, compared to $3.5 billion, or 14.7 percent of sales, a year ago.

Full year results for the company included five months of operations following the acquisition of Meritor. Meritor results within 2022 include $1.9 billion in revenue and EBITDA of $26 million. Results of Meritor include an inventory valuation adjustment as required by purchase accounting, which resulted in a negative impact of $32 million. 2022 results also include $83 million of acquisition and integration related costs, which consist of consulting and banker fees, and employee separation and retention payments. EBITDA for Meritor operations, excluding the purchase accounting and acquisition and integration costs, was $141 million in the year, or 7.4 percent of sales.

2023 Outlook:

Based on its current forecast, Cummins projects full year 2023 revenues to be up 12 to 17 percent, and EBITDA to be in the range of 14.5 and 15.2 percent of sales.

The outlook above includes the projected results of the Meritor business for 2023, but excludes any costs or benefits associated with the planned separation of the Filtration business. Within the Components Segment, Cummins expects revenues of the Meritor business for 2023 to be between $4.5 billion to $4.7 billion, and EBITDA to be in the range of 10.3 to 11.0 percent of sales. The electric powertrain portion of the Meritor business has been integrated within the New Power portfolio with projected EBITDA losses of $55 million included in the overall guidance for that segment.

The company plans to continue to generate strong operating cash flow and returns for shareholders and is committed to our long-term strategic goal of returning 50 percent of operating cash flow back to shareholders. In the near term, we will focus on dividends and reducing the debt related to the Meritor acquisition, while continuing to deliver profitable growth to our shareholders.

“In 2023, we anticipate that demand will remain strong in most of our key regions and markets, especially in the first half of the year. We will continue monitoring global economic indicators closely and ensure we are prepared should economic momentum slow further,” said Rumsey. “We expect revenue growth and margin expansion in our core business and strong growth in our New Power segment in 2023.”

2022 Highlights:

•Cummins completed the acquisition of Jacobs Vehicle Systems (JVS), a supplier of engine braking, cylinder deactivation, start and stop and thermal management technologies which are key components to meeting current and future emissions regulations.

•Cummins completed the acquisition of Meritor, Inc., a leading global supplier of drivetrain, mobility, braking, aftermarket and electric powertrain solutions for commercial vehicle and industrial markets. The integration of Meritor’s people, products and capabilities in axle and brake technology will position Cummins as a leading provider of integrated powertrain solutions across internal combustion and electric power applications.

•Cummins completed the acquisition of Siemens Commercial Vehicles business, a leading global supplier of high-performance electric drive systems for commercial vehicles.

•Cummins hosted its biennial analyst day highlighting its long-term decarbonization growth strategy, Destination Zero, which includes making meaningful reductions in carbon emissions through advanced internal combustion technologies widely accepted by the market today, while continuing to invest in and advance zero emission technologies ahead of widespread market adoption.

•Cummins unveiled the industry’s first unified, fuel-agnostic internal combustion powertrain platforms. This technology approach will be applied across Cummins’ X-Series, L-Series and B-Series product platforms, and helps fleets reduce carbon emissions today by enabling vehicles to run on low to zero carbon fuels. The platform utilizes the internal combustion engine technology that fleets are already familiar with while also applying a high level of parts and integration commonality across fuels including diesel, natural gas, hydrogen and other fuel applications.

•The New Power business continued to expand its green hydrogen presence globally. Capacity expansion for electrolyzers was a major focal point in 2022 as Cummins announced it will begin producing electrolyzers in Fridley, Minnesota, announced electrolyzer manufacturing capacity expansion in Oevel, Belgium, and began construction on the electrolyzer facility in Guadalajara, Castilla-La Mancha, Spain. In addition to capacity expansion, the company continued to gain momentum in the market with key customers and partners, including Linde, Atura Power, and Florida Power and Light.

•Cummins received several prestigious honors during the year including being named to the S&P Dow Jones Sustainability World Indices for a second year in a row, named to Barron’s list of America’s 100 Most Sustainable Companies, ranked No. 4 on Forbes’ list of The Best Employers for Diversity, and included among the honorees on Ethisphere’s World’s Most Ethical Companies list. Also, Cummins’ ESG Rating from Morgan Stanley Capital International (MSCI) was upgraded from AA to AAA, the highest rating possible, as well as named to Investor’s Business Daily’s fourth annual 100 Best ESG Companies list.

•On August 1st, Jennifer Rumsey assumed the role of Chief Executive Officer becoming the seventh CEO, and first female, in the company’s history. Tom Linebarger, Cummins long-standing CEO, assumed the role of Executive Chairman.

•Progress continues to be made on the planned separation of the Filtration business.

•The company increased its cash dividend for the 13th straight year and returned a total of $1.2 billion to shareholders in the form of dividends and share repurchases.

Fourth quarter 2022 detail (all comparisons to same period in 2021):

Engine Segment

•Sales - $2.6 billion, up 9 percent
•Segment EBITDA - $364 million, or 13.8 percent of sales, compared to $264 million or 10.9 percent of sales
•On-highway revenues increased 11 percent driven by strong demand in the North American truck market, pricing actions and strong aftermarket demand. Off-highway revenues decreased 1 percent driven by a slowdown in China construction.
•Sales increased 21 percent in North America and decreased 16 percent in international markets due to a decline in China demand and the indefinite suspension of operations in Russia.

Distribution Segment

•Sales - $2.3 billion, up 13 percent
•Segment EBITDA - $256 million, or 11.0 percent of sales, compared to $178 million, or 8.6 percent of sales
•Revenues in North America increased 24 percent and international sales decreased by 5 percent.
•Higher revenues were driven by increased demand for parts, service, and whole goods.

Components Segment

•Sales - $3.1 billion; excluding Meritor, $1.9 billion, up 13 percent
•Segment EBITDA - $377 million, or 12.2 percent of sales; excluding Meritor and costs for the Filtration separation, $314 million or 16.1 percent of sales, compared to $205 million, or 11.9 percent of sales
•Excluding Meritor, revenues in North America increased by 23 percent and international sales increased by 1 percent due to strong demand in India offset by lower demand in China.

Power Systems Segment

•Sales - $1.3 billion, up 22 percent
•Segment EBITDA - $185 million, or 14.0 percent of sales, compared to $97 million, or 8.9 percent of sales
•Power generation revenues increased 25 percent driven by pricing actions and increased global demand. Industrial revenues increased 17 percent due to strong demand for aftermarket products and increased demand in mining and oil and gas markets.

New Power Segment

•Sales - $75 million; excluding Meritor, $61 million, up 79 percent
•Segment EBITDA loss - $97 million; excluding Meritor operating results, $81 million
•Revenues increased due to higher battery demand in the North American school bus market and higher electrolyzer sales.
•Costs associated with the development of fuel cells and electrolyzers, as well as products to support battery electric vehicles are contributing to EBITDA losses.

1 Generally Accepted Accounting Principles

About Cummins Inc.

Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, axles, drivelines, brakes, suspension systems, electric power generation systems, batteries, electrified power systems, electric powertrains, hydrogen production and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 73,600 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $2.2 billion on sales of $28.1 billion in 2022. See how Cummins is powering a world that's always on by accessing news releases and more information at https://www.cummins.com/always-on.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse results of our internal review into our emissions certification process and compliance with emission standards; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; changes in international, national and regional trade laws, regulations and policies; any adverse effects of the U.S. government's COVID-19 vaccine mandates; changes in taxation; global legal and ethical compliance costs and risks; increasingly stringent environmental laws and regulations; future bans or limitations on the use of diesel-powered products; any adverse effects of the conflict between Russia and Ukraine and the global response (including government bans or restrictions on doing business in Russia); failure to successfully integrate the acquisition of Meritor, Inc.; failure to realize all of the anticipated benefits from our acquisition of Meritor, Inc.; raw material, transportation and labor price fluctuations and supply shortages; aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, bankruptcy or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; failure to complete, adverse results from or failure to realize the expected benefits of the separation of our filtration business; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; challenging markets for talent and ability to attract, develop and retain key personnel; climate change and global warming; exposure to potential security breaches or other disruptions to our information technology environment and data security; political, economic and other risks from operations in numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2021 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information

EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release, except for forward-looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

Webcast information

Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended December 31,
In millions, except per share amounts	2022	2021
NET SALES	$7,770	$5,850
Cost of sales	5,951	4,533
GROSS MARGIN	1,819	1,317
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	742	629
Research, development and engineering expenses	333	288
Equity, royalty and interest income from investees	88	109
Other operating expense, net	30	14
OPERATING INCOME	802	495
Interest expense	87	26
Other income, net	63	45
INCOME BEFORE INCOME TAXES	778	514
Income tax expense	134	114
CONSOLIDATED NET INCOME	644	400
Less: Net income attributable to noncontrolling interests	13	6
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$631	$394

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$4.47	$2.76
Diluted	$4.43	$2.73

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	141.3	142.9
Diluted	142.3	144.1

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Years ended December 31,
In millions, except per share amounts	2022	2021
NET SALES	$28,074	$24,021
Cost of sales	21,355	18,326
GROSS MARGIN	6,719	5,695
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	2,687	2,374
Research, development and engineering expenses	1,278	1,090
Equity, royalty and interest income from investees	349	506
Other operating expense, net	174	31
OPERATING INCOME	2,929	2,706
Interest expense	199	111
Other income, net	89	156
INCOME BEFORE INCOME TAXES	2,819	2,751
Income tax expense	636	587
CONSOLIDATED NET INCOME	2,183	2,164
Less: Net income attributable to noncontrolling interests	32	33
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$2,151	$2,131

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$15.20	$14.74
Diluted	$15.12	$14.61

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	141.5	144.6
Diluted	142.3	145.9

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$2,101	$2,592
Marketable securities	472	595
Total cash, cash equivalents and marketable securities	2,573	3,187
Accounts and notes receivable, net	5,202	3,990
Inventories	5,603	4,355
Prepaid expenses and other current assets	1,073	777
Total current assets	14,451	12,309
Long-term assets
Property, plant and equipment, net	5,521	4,422
Investments and advances related to equity method investees	1,759	1,538
Goodwill	2,343	1,287
Other intangible assets, net	2,687	900
Pension assets	1,398	1,488
Other assets	2,140	1,766
Total assets	$30,299	$23,710

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$4,252	$3,021
Loans payable	210	208
Commercial paper	2,574	313
Current maturities of long-term debt	573	59
Accrued compensation, benefits and retirement costs	617	683
Current portion of accrued product warranty	726	755
Current portion of deferred revenue	1,004	855
Other accrued expenses	1,465	1,190
Total current liabilities	11,421	7,084
Long-term liabilities
Long-term debt	4,498	3,579
Deferred revenue	844	850
Other liabilities	3,311	2,796
Total liabilities	$20,074	$14,309

Redeemable noncontrolling interests	$258	$366

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.5 shares issued	$2,243	$2,099
Retained earnings	18,037	16,741
Treasury stock, at cost, 81.2 and 80.0 shares	(9,415)	(9,123)
Accumulated other comprehensive loss	(1,890)	(1,571)
Total Cummins Inc. shareholders’ equity	8,975	8,146
Noncontrolling interests	992	889
Total equity	$9,967	$9,035
Total liabilities, redeemable noncontrolling interests and equity	$30,299	$23,710

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended December 31,
In millions	2022	2021
NET CASH PROVIDED BY OPERATING ACTIVITIES	$817	$732

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(463)	(372)
Acquisitions of businesses, net of cash acquired	(183)	—
Investments in marketable securities—acquisitions	(335)	(237)
Investments in marketable securities—liquidations	332	71
Other, net	(27)	(57)
Net cash used in investing activities	(676)	(595)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	27	44
Net borrowings of commercial paper	181	113
Payments on borrowings and finance lease obligations	(480)	(16)
Dividend payments on common stock	(222)	(208)
Repurchases of common stock	(4)	(174)
Other, net	56	93
Net cash used in financing activities	(442)	(148)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(97)	15
Net (decrease) increase in cash and cash equivalents	(398)	4
Cash and cash equivalents at beginning of period	2,499	2,588
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,101	$2,592

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Years ended December 31,
In millions	2022	2021
NET CASH PROVIDED BY OPERATING ACTIVITIES	$1,962	$2,256

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(916)	(734)
Acquisitions of businesses, net of cash acquired	(3,191)	—
Investments in marketable securities—acquisitions	(1,073)	(806)
Investments in marketable securities—liquidations	1,151	673
Other, net	(143)	(6)
Net cash used in investing activities	(4,172)	(873)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	2,103	79
Net borrowings (payments) of commercial paper	2,261	(10)
Payments on borrowings and finance lease obligations	(1,550)	(73)
Dividend payments on common stock	(855)	(809)
Repurchases of common stock	(374)	(1,402)
Other, net	84	(12)
Net cash provided by (used in) financing activities	1,669	(2,227)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	50	35
Net decrease in cash and cash equivalents	(491)	(809)
Cash and cash equivalents at beginning of year	2,592	3,401
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,101	$2,592

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Components		Distribution	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Three months ended December 31, 2022
External sales	$1,995	$2,633		$2,311	$761	$70	$7,770	$—	$7,770
Intersegment sales	643	462		9	560	5	1,679	(1,679)	—
Total sales	2,638	3,095		2,320	1,321	75	9,449	(1,679)	7,770
Research, development and engineering expenses	141	73		13	56	50	333	—	333
Equity, royalty and interest income (loss) from investees	35	17		20	12	4	88	—	88
Interest income	6	5		7	2	—	20	—	20
Russian suspension recoveries	—	—		(1)	—	—	(1)	—	(1)
EBITDA (2)	364	377	(3)	256	185	(97)	1,085	20	1,105
Depreciation and amortization (4)	54	117		28	28	13	240	—	240

EBITDA as a percentage of segment sales	13.8%	12.2%		11.0%	14.0%	NM	11.5%		14.2%

Three months ended December 31, 2021
External sales	$1,813	$1,305		$2,050	$651	$31	$5,850	$—	$5,850
Intersegment sales	613	421		8	435	3	1,480	(1,480)	—
Total sales	2,426	1,726		2,058	1,086	34	7,330	(1,480)	5,850
Research, development and engineering expenses	111	75		13	62	27	288	—	288
Equity, royalty and interest income (loss) from investees	62	9		16	24	(2)	109	—	109
Interest income	1	2		2	2	—	7	—	7
EBITDA (2)	264	205		178	97	(54)	690	15	705
Depreciation and amortization (4)	51	45		28	34	7	165	—	165

EBITDA as a percentage of segment sales	10.9%	11.9%		8.6%	8.9%	NM	9.4%		12.1%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended December 31, 2022 and December 31, 2021, except for $6 million of filtration separation costs in 2022.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Includes $27 million of costs related to the acquisition and integration of Meritor and $13 million of costs associated with the planned separation of our filtration business.
(4) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. A portion of depreciation expense is included in research, development and engineering expenses.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine		Components		Distribution	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Year ended December 31, 2022
External sales	$8,199		$7,847		$8,901	$2,951	$176	$28,074	$—	$28,074
Intersegment sales	2,746		1,889		28	2,082	22	6,767	(6,767)	—
Total sales	10,945		9,736		8,929	5,033	198	34,841	(6,767)	28,074
Research, development and engineering expenses	506		309		52	240	171	1,278	—	1,278
Equity, royalty and interest income (loss) from investees	166	(2)	71		77	43	(8)	349	—	349
Interest income	14		12		16	7	—	49	—	49
Russian suspension costs	33	(3)	5		54	19	—	111	—	111
EBITDA (4)	1,541		1,346	(5)	888	596	(340)	4,031	(232)	3,799
Depreciation and amortization (6)	205		304		114	120	38	781	—	781

EBITDA as a percentage of total sales	14.1%		13.8%		9.9%	11.8%	NM	11.6%		13.5%

Year ended December 31, 2021
External sales	$7,589		$5,932		$7,742	$2,650	$108	$24,021	$—	$24,021
Intersegment sales	2,365		1,733		30	1,765	8	5,901	(5,901)	—
Total sales	9,954		7,665		7,772	4,415	116	29,922	(5,901)	24,021
Research, development and engineering expenses	399		307		48	234	102	1,090	—	1,090
Equity, royalty and interest income (loss) from investees	340		50		63	56	(3)	506	—	506
Interest income	8		5		7	5	—	25	—	25
EBITDA (4)	1,411		1,180		731	496	(223)	3,595	(74)	3,521
Depreciation and amortization (6)	205		183		116	131	24	659	—	659

EBITDA as a percentage of total sales	14.2%		15.4%		9.4%	11.2%	NM	12.0%		14.7%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the years ended December 31, 2022 and 2021, except for $53 million of filtration separation costs in 2022.

(2) Includes a $28 million impairment of our joint venture with KAMAZ and $3 million of royalty charges as part of our costs associated with the suspension of our Russian operations.
(3) Includes $31 million of Russian suspension costs reflected in the equity, royalty and interest income (loss) from investees line above.
(4) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(5) Includes $83 million of costs related to the acquisition and integration of Meritor and $28 million of costs associated with the planned separation of our filtration business.
(6) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. The amortization of debt discount and deferred costs was $3 million and $3 million for the years ended December 31, 2022 and 2021, respectively. A portion of depreciation expense is included in research, development and engineering expenses.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Net Income is shown in the table below:

	Three months ended December 31,		Years ended December 31,
In millions	2022	2021	2022	2021
EBITDA	$1,105	$705	$3,799	$3,521

EBITDA as a percentage of net sales	14.2%	12.1%	13.5%	14.7%

Less:
Interest expense	87	26	199	111
Depreciation and amortization	240	165	781	659
INCOME BEFORE INCOME TAXES	778	514	2,819	2,751
Less: Income tax expense	134	114	636	587
CONSOLIDATED NET INCOME	644	400	2,183	2,164
Less: Net income attributable to noncontrolling interests	13	6	32	33
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$631	$394	$2,151	$2,131

Net income attributable to Cummins Inc. as a percentage of net sales	8.1%	6.7%	7.7%	8.9%

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES
Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended December 31,		Years ended December 31,
In millions	2022	2021	2022		2021
Manufacturing entities
Dongfeng Cummins Engine Company, Ltd.	$10	$19	$45		$82
Chongqing Cummins Engine Company, Ltd.	9	11	32		39
Tata Cummins, Ltd.	8	5	27		18
Beijing Foton Cummins Engine Co., Ltd.	3	4	37		112
All other manufacturers	14	27	28	(1)	131
Distribution entities
Komatsu Cummins Chile, Ltda.	12	9	44		32
All other distributors	3	4	11		10
Cummins share of net income	59	79	224		424
Royalty and interest income	29	30	125		82
Equity, royalty and interest income from investees	$88	$109	$349		$506

(1) Includes a $28 million impairment of our joint venture with KAMAZ and $3 million of royalty charges as part of our costs associated with the suspension of our Russian operations. In addition, on February 7, 2022, we purchased Westport Fuel System Inc.'s stake in Cummins Westport, Inc..

ACQUISITION
On November 30, 2022, we acquired Siemens' Commercial Vehicles Propulsion business for approximately $187 million, subject to working capital and other customary adjustments. This business develops, designs and produces electric drive systems including electric motors, inverters, software and related services for the transit, off-highway and specialty markets. This acquisition is included in our New Power segment.
INCOME TAXES
Our effective tax rate for 2023 is expected to approximate 22.0 percent, excluding any discrete items that may arise.
Our effective tax rate for the three months ended December 31, 2022, was 17.2 percent and contained favorable net discrete tax items of $52 million, or $0.36 per share, primarily due to $31 million of favorable changes in accrued withholding taxes, $15 million of favorable valuation allowance adjustments and $6 million of favorable other net discrete items.
Our effective tax rate for the year ended December 31, 2022, was 22.6 percent and discrete tax items netted to zero, primarily due to $31 million of favorable changes in accrued withholding taxes, $29 million of favorable changes in tax reserves, $15 million of favorable valuation allowance adjustments and $9 million of favorable other net discrete items, offset by $69 million of unfavorable tax costs associated with internal restructuring ahead of the planned separation of our filtration business and $15 million of unfavorable return to provision adjustments related to the 2021 filed tax returns.
Our effective tax rate for the three months ended December 31, 2021, was 22.2 percent and contained unfavorable discrete items of $17 million, or $0.12 per share, primarily due to $11 million of unfavorable changes in U.S. research and development tax reserve and $6 million of net unfavorable other discrete tax items.
Our effective tax rate for the year ended December 31, 2021, was 21.3 percent and contained unfavorable discrete items of $9 million, or $0.06 per share, primarily due to $12 million of unfavorable provision to return adjustments related to the 2020 filed tax returns, partially offset by $3 million of favorable other discrete tax items.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. We believe EBITDA excluding special items is a useful measure of our operating performance without regard to the Meritor business and related acquisition and integration costs, filtration separation costs and indefinite suspension of Russian operations. This statement excludes forward looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of non-cash items that are excluded from the non-GAAP outlook measure.
EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of “Net income attributable to Cummins Inc.” to EBITDA for each of the applicable periods:

	Three months ended December 31,		Years ended December 31,
In millions	2022	2021	2022	2021
Net income attributable to Cummins Inc.	$631	$394	$2,151	$2,131

Net income attributable to Cummins Inc. as a percentage of net sales	8.1%	6.7%	7.7%	8.9%

Add:
Net income attributable to noncontrolling interests	13	6	32	33
Consolidated net income	644	400	2,183	2,164

Add:
Interest expense	87	26	199	111
Income tax expense	134	114	636	587
Depreciation and amortization	240	165	781	659
EBITDA	$1,105	$705	$3,799	$3,521

EBITDA as a percentage of net sales	14.2%	12.1%	13.5%	14.7%

Less:
Meritor results	60	—	26	—
Filtration separation costs	(19)	—	(81)	—
Russian suspension costs	—	—	(111)	—

EBITDA, excluding impact of Meritor business and related acquisition and integration costs, filtration separation costs and indefinite suspension of Russian operations	$1,064	$705	$3,965	$3,521

EBITDA, excluding impact of Meritor business and related acquisition and integration costs, filtration separation costs and indefinite suspension of Russian operations, as a percentage of net sales excluding Meritor	16.1%	12.1%	15.1%	14.7%

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)
Net income and diluted earnings per share (EPS) attributable to Cummins Inc. excluding Meritor
We believe these are useful measures of our operating performance for the periods presented as they illustrate our operating performance without regard to the Meritor acquisition and related acquisition and integration costs and purchase price accounting adjustments. These measures are not in accordance with, or an alternative for GAAP and may not be consistent with measures used by other companies. This should be considered supplemental data. The following table reconciles net income and diluted EPS attributable to Cummins Inc. to net income and diluted EPS attributable to Cummins Inc. excluding special items for the following periods:

	Three months ended December 31,
	2022		2021
In millions, except per share amounts	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income and diluted EPS attributable to Cummins Inc.	$631	$4.43	$394	$2.73
Less
Meritor business including related acquisition and integration costs and purchase accounting impacts	(13)	(0.09)	—	—
Net income and diluted EPS attributable to Cummins Inc. excluding Meritor	$644	$4.52	$394	$2.73

	Years ended December 31,
	2022		2021
In millions, except for share amounts	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income and diluted EPS attributable to Cummins Inc.	$2,151	$15.12	$2,131	$14.61
Less
Meritor business including related acquisition and integration costs and purchase accounting impacts	(79)	(0.55)	—	—
Net income and diluted EPS attributable to Cummins Inc. excluding Meritor	$2,230	$15.67	$2,131	$14.61

CUMMINS INC. AND SUBSIDIARIES
SEGMENT SALES DATA
(Unaudited)
Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2022
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$908	$1,001	$972	$966	$3,847
Medium-duty truck and bus	848	875	868	869	3,460
Light-duty automotive	498	456	466	318	1,738
Off-highway	499	443	473	485	1,900
Total sales	$2,753	$2,775	$2,779	$2,638	$10,945

2021
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$827	$839	$861	$801	$3,328
Medium-duty truck and bus	674	688	713	702	2,777
Light-duty automotive	481	484	515	432	1,912
Off-highway	477	480	489	491	1,937
Total sales	$2,459	$2,491	$2,578	$2,426	$9,954

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2022
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	28,600	30,900	30,200	31,000	120,700
Medium-duty	72,600	68,800	69,800	72,400	283,600
Light-duty	66,500	60,400	58,300	42,400	227,600
Total units	167,700	160,100	158,300	145,800	631,900

2021
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	30,700	29,400	29,200	28,300	117,600
Medium-duty	73,100	67,500	65,200	68,000	273,800
Light-duty	68,500	68,100	73,900	62,800	273,300
Total units	172,300	165,000	168,300	159,100	664,700

Component Segment Sales by Business
Sales for our Components segment by business were as follows:

2022
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$910	$863	$853	$868	$3,494
Filtration	382	391	399	385	1,557
Turbo technologies	346	355	367	353	1,421
Electronics and fuel systems	216	198	193	185	792
Automated transmissions	134	143	159	157	593
Axles and brakes	—	—	732	1,147	1,879
Total sales	$1,988	$1,950	$2,703	$3,095	$9,736

2021
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$1,035	$882	$793	$789	$3,499
Filtration	372	374	354	338	1,438
Turbo technologies	367	351	325	308	1,351
Electronics and fuel systems	263	241	210	185	899
Automated transmissions	115	146	111	106	478
Total sales	$2,152	$1,994	$1,793	$1,726	$7,665
Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2022
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$924	$990	$945	$959	$3,818
Engines	441	429	449	457	1,776
Power generation	401	441	431	501	1,774
Service	351	393	414	403	1,561
Total sales	$2,117	$2,253	$2,239	$2,320	$8,929

2021
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$757	$765	$800	$823	$3,145
Engines	334	351	377	437	1,499
Power generation	418	454	438	452	1,762
Service	326	350	344	346	1,366
Total sales	$1,835	$1,920	$1,959	$2,058	$7,772

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2022
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$664	$657	$739	$730	$2,790
Industrial	393	428	483	468	1,772
Generator technologies	103	118	127	123	471
Total sales	$1,160	$1,203	$1,349	$1,321	$5,033

2021
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$611	$655	$664	$585	$2,515
Industrial	324	399	412	399	1,534
Generator technologies	87	89	88	102	366
Total sales	$1,022	$1,143	$1,164	$1,086	$4,415

High-horsepower unit shipments by engine classification were as follows:

2022
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,200	2,400	2,400	2,700	9,700
Industrial	1,100	1,200	1,200	1,400	4,900
Total units	3,300	3,600	3,600	4,100	14,600

2021
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	1,800	2,500	2,000	8,400
Industrial	1,000	1,200	1,900	1,300	5,400
Total units	3,100	3,000	4,400	3,300	13,800